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LINCOLN
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FINANCIAL GROUP
Lincoln Life


                                             Lincoln National Life Insurance Co.
                                                               350 Church Street
                                                        Hartford, CT 06103-1106

April 9, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:  Lincoln Life Flexible Premium
     Variable Life Account M ("Account")
     Post-Effective Amendment Number 3, File No. 333-42479

Commissioners:

This opinion is furnished in connection with the filing of the Registration Statement on Form S-6 by The Lincoln National Life Insurance Company under the Securities Act of 1933. The Prospectus included in said Registration Statement describes flexible premium variable universal life insurance policies (the "Policies"). The forms of Policies were prepared under my direction.

In my opinion, the illustrations of benefits under the Policies included in the section entitled "Illustrations" in the Prospectus, based on assumptions stated in illustrations, are consistent with the provisions of the forms of the Policies. The ages selected in the illustrations are representative of the manner in which the Policies operate.

I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to me under the heading "Experts" in the Prospectus.

Very truly yours,

/S/ Vaughn W. Robbins
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Vaughn W. Robbins, FSA, MAAA